SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 XL CAPITAL LTD
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Cayman Islands                                  98-0191089
------------------------------------       -----------------------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation                                    Identification No.)
or organization)


             XL House, One Bermudiana Road, Hamilton, Bermuda HM11
              (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered

Series A preference ordinary shares,          The New York Stock Exchange
------------------------------------          ---------------------------
par value $0.01 per share
-------------------------


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: 333-75240
------------------------------------------
         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)



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Item 1: Description of Registrant's Securities to be Registered.

     The description of XL Capital Ltd's (the "Company" or the "Registrant") Series A preference ordinary shares, par value $0.01 per share, with a liquidation preference equivalent to $25.00 per preference ordinary share is hereby set forth under the caption "Description of Series A Preference Shares" in the Prospectus Supplement dated August 9, 2002 and under the captions "Description of XL Capital Preference Ordinary Shares" in the accompanying Prospectus dated December 20, 2001 each as filed with the Securities and Exchange Commission (the "Commission") on August 12, 2002 pursuant to Rule 424(b), under the Securities Act of 1933, as amended.


Item 2: Exhibits.

     The following exhibits are filed herewith:

       Exhibit No.                    Description

          1.1(c) Underwriting Agreement, dated August 9, 2002, by and among XL
               Capital Ltd, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and the other underwriters named on Schedule I of the related Pricing Agreement forming a part thereof dated the date thereof, incorporated by reference to the Company's Current Report on Form 8-K filed on August 14, 2002.

          1.1(d) Pricing Agreement, dated August 9, 2002, by and among XL
               Capital Ltd, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and the other underwriters named on Schedule I thereto, incorporated by reference to the Company's Current Report on Form 8-K filed on August 14, 2002.

          4.17 Excerpts from the Authorizing Resolutions of the Special Finance Committee of XL Capital Ltd, dated July 29, 2002, incorporated by reference to the Company's Current Report on Form 8-K filed on August 14, 2002.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 XL CAPITAL LTD
                                  (Registrant)

                                 By:        /s/ Jerry de St. Paer
                                      -----------------------------------------
                                      Name:   Jerry de St. Paer
                                      Title:  Executive Vice President &
                                                Chief Financial Officer

Date:  August 13, 2002